EXHIBIT 10.3

$125,000,000 Principal Amount

BioMarin Pharmaceutical Inc.

3.50% Convertible Subordinated Notes

due 2008

PURCHASE AGREEMENT

June 18, 2003

PURCHASE AGREEMENT

June 18, 2003

UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
c/o	UBS Securities LLC
299 Park Avenue
New York, New York 10171

Dear Sirs and Mesdames:

                    BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the “Initial Purchasers”) $125,000,000 aggregate principal amount of its 3.50% Convertible Subordinated Notes due 2008 (the “Firm Notes”). In addition, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $25,000,000 aggregate principal amount of the Company’s 3.50% Convertible Subordinated Notes due 2008 (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.”

                    The Notes are to be issued pursuant to an indenture (the “Indenture”) to be dated as of June 23, 2003, between the Company and Wilmington Trust Company, as trustee (the “Trustee”). The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the “Common Stock”) of the Company, par value $0.001 per share (the “Shares”).

                    The Notes and the Shares will be offered and sold by the Initial Purchasers (the “Exempt Resales”) without being registered under the Securities Act of 1933, as amended (the “Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Act (“Rule 144A”).

                    The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase (as defined herein) between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

                    In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company. As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein, if any (the “Incorporated Documents”). The terms “supplement”, “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum, if any, that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

                    The Company and the Initial Purchasers agree as follows:

                    1.         Sale and Purchase:   Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, $125,000,000 aggregate principal amount of Firm Notes in such amounts set forth opposite the name of such Initial Purchaser in Schedule A hereto at a purchase price of 97.00% of the principal amount thereof (the “purchase price”).

                    In addition, the Company hereby grants to the several Initial Purchasers the option to purchase, and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Initial Purchasers shall have the right to purchase from the Company, all or a portion of the Additional Notes at the purchase price, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined). This option may be exercised by UBS Securities LLC, on behalf of the Initial Purchasers, at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate initial principal amount of Additional Notes as to which the option is being exercised, and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than (i) the time of purchase or (ii) the second business day1 after the date on which the option shall have been exercised, nor later than the tenth business day after the date on which the option shall have been exercised. The principal amount of Additional Notes to be sold to each Initial Purchaser shall be the principal amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto bears to the aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 10 hereof.

                    2.         Payment and Delivery:   Payment of the purchase price for the Firm Notes shall be made to the Company by Federal (same day) funds, against delivery of the Firm Notes to you, at the offices of Dewey Ballantine LLP in New York, New York, or at such other place as may be agreed upon by the parties hereto, for the respective accounts of the Initial Purchasers. Such payment and delivery shall be made at 10:00 A.M.,

1 As used herein “business day” shall mean a day on which the nasdaq National Market is open for quotation.

eastern daylight time, on June 23, 2003 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.”

                    Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes.

                    Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in the names and in such denominations as you shall request in writing not later than two business days prior to the time of purchase or the additional time of purchase, as the case may be. For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one business day preceding the time of purchase or the additional time of purchase, as the case may be.

                    3.         Representations and Warranties of the Company:   The Company represents and warrants to each of the Initial Purchasers that:

(a) (i) the Preliminary Memorandum, as of its date and as of the date of any amendment or supplement thereto did not, and as of the date hereof does not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Final Memorandum, as of its date will not and as may be further amended or supplemented will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use therein;

(b) as of the date of this Agreement, the Company’s capitalization is as set forth under the heading entitled “Actual” in the section of the Final Memorandum entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company’s capitalization shall be as set forth under the heading entitled “As Adjusted” in the section of the Final Memorandum entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Final Memorandum or stock options thereafter granted under the Company’s stock option plans and restricted stock granted pursuant to compensatory grants to consultants, each as disclosed in the Final Memorandum; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California, such State being the only jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification; the Company has no subsidiaries (as defined in the Act) other than as listed in Schedule A annexed hereto (the “Subsidiaries”); except (i) as described in the Final Memorandum and (ii) except for the exchangeable shares issued by BioMarin Delivery Canada Inc. to the former shareholders of BioMarin Pharmaceutical (Canada) Inc. (formerly known as Synapse Technologies Inc.) which have no material rights other than the right to receive future contingency milestone payments as described in the Final Memorandum, the Company owns, directly or indirectly, 100% of the outstanding capital stock of the Subsidiaries; except for the Subsidiaries or as described in the Final Memorandum, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity; complete and correct copies of the certificates or articles of incorporation and of the bylaws of the Company and each of the corporate Subsidiaries and the operating agreements of each limited liability company Subsidiary and all amendments thereto have been delivered to you;

(e) each of the Subsidiaries that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease, and operate its properties and to conduct its business; each of the Subsidiaries that is a limited liability company has been duly formed and is validly existing as limited liability company in good standing under the laws of the jurisdiction of its formation, with the requisite limited liability company power and authority to own, lease, and operate its properties and to conduct its business;

(f) each of the Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”); each of the Subsidiaries (other than BioMarin Genetics, Inc., BioMarin Holdings (Del.) Inc. and BioMarin

Acquisition (Del.) Inc.) incorporated or organized in accordance with the laws of the State of Delaware is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in the State of California, such State being the only jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification;

(g) all of the outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; all capital contributions required to be made by the Company through the date hereof with respect to the outstanding membership interests of BioMarin/Genzyme LLC held by the Company have been made; all outstanding membership interests in BioMarin/Genzyme LLC were issued and sold in compliance with the applicable operating agreements of such company and all applicable federal and state securities laws, and, except as set forth in the Final Memorandum and the operating agreements of such company and the Collaboration Agreement dated as of September 4, 1998 with respect to BioMarin/Genzyme LLC, the membership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims and the Company has not granted any options, warrants or other rights to purchase, or entered into any agreements or incurred any obligation to issue or granted any rights to convert any obligations into ownership interests in BioMarin/Genzyme LLC; the BioMarin/Genzyme LLC operating agreement pursuant to which the Company holds its membership interest in BioMarin/Genzyme LLC constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and, to the Company’s knowledge, is in full force and effect; there has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreement by the Company or, to the Company’s knowledge, any other party to such agreement;

(h) neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation, default or event, a “Default Event”), (i) its charter, by-laws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, other than, in the case of clauses (ii) and (iii), such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes, including the issuance and sale of the Notes, the Exempt Resales and the issuance of the Shares upon conversion of the Notes and the consummation of the other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries or by which any of them or their respective properties may be bound or affected, (y) under any federal, state, local or foreign law, regulation or rule or (z) under any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except, in the case of clause (x) for such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

(j) the Indenture has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(k) the Registration Rights Agreement has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity and except to the extent that rights to indemnity may be limited by applicable law;

(l) the Notes have been duly authorized by the Company and when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights granted by the Company and are sufficient in number to meet the current conversion requirements as provided in the Indenture, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be validly issued and fully paid and nonassessable;

(m) the terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Final Memorandum;

(n) no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Notes, the Exempt Resales or the issuance of Shares upon conversion of the Notes or the consummation by the Company of the other transactions contemplated hereby and by the Indenture, the Registration Rights Agreement and the Notes other than registration of the resale of the Notes and Shares under the Act as provided in the Registration Rights Agreement, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Initial Purchasers, any necessary registration or filings under the Exchange Act and the approvals required to be obtained after the date hereof, if any, with respect to the listing of the Shares on the Swiss SWX New Market (“SWX”) and on the Nasdaq National Market (“Nasdaq”), each of which shall be obtained on a timely basis;

(o) except as set forth in the Final Memorandum, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other securities of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an initial purchaser, or as a financial advisor to the Company, in connection with the offer and sale of the Notes, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the sale of the Notes as contemplated hereby or otherwise, or, in the case of each of the foregoing clauses (i) and (ii), except for right s that will be complied with as the parties have agreed; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or securities in the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement as a result of the sale of the Notes as contemplated hereby or otherwise, except for such rights as have been or will be complied with or have been waived;

(p) KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission and incorporated by reference in the Final Memorandum, are independent public accountants as required by the Act and the Exchange Act. Arthur Andersen LLP previously served as the Company’s auditors and as the auditors of IBEX Technologies Inc./Technologies IBEX Inc. – Therapeutics Enzymes Division and Glyko Biomedical Ltd., and during such service, were independent public accountants as required by the Exchange Act. During the Company’s last two fiscal years, (i) the Company has not had any disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with either KPMG LLP or Arthur Andersen LLP and (ii) neither KPMG LLP or Arthur Andersen LLP advised the Company of any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K);

(q) except as disclosed in the Final Memorandum, and except for the approvals required to be obtained after the date hereof, if any, with respect to the listing of the Shares on the SWX, the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Permits”), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as currently conducted as described in the Final Memorandum, other than such Permits and Approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in any Incorporated Document or to be filed as an exhibit to any Incorporated Document have been so described or filed as required;

(s) except as disclosed in the Final Memorandum, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries, or to the Company’s knowledge any of their respective directors or officers, is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby and by the Indenture, the Registration Rights Agreement and the Notes;

(t) the financial statements, together with the related schedules and notes, included in the Final Memorandum present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Final Memorandum are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Final Memorandum that are not included as required;
(u) subsequent to the respective dates as of which information is given in the Final Memorandum, there has not been (i) any material adverse change, or any development that could reasonably be expected to have a prospective material adverse change, in the business, operations, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or any of the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries (other than pursuant to the exercise of stock options or warrants described in the Final Memorandum as outstanding or the grant of stock options under stock option plans and restricted stock granted pursuant to compensatory grants to consultants, each as described in the Final Memorandum) that is material to the Company and its Subsidiaries, taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Final Memorandum;

(v) the Company has obtained for the benefit of the Initial Purchasers the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of its officers and directors; the Company will not release or purport to release any of its officers or directors from any Lock-Up Agreement without the prior written consent of UBS Securities LLC;

(w) the Company is not and, immediately after giving effect to the offering and sale of the Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) any statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(y) neither the Company nor any of the Subsidiaries nor any of their respective officers, directors and controlled affiliates or, to the Company’s knowledge, other affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or Shares issuable upon conversion of the Notes;

(z) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(aa) the Company and each of the Subsidiaries maintain insurance of the types and in amounts reasonable in light of their respective businesses and the cost and availability of such insurance, including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

(bb) neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Final Memorandum any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum or other than any losses or interferences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(cc) the Company and each of the Subsidiaries have good title to all personal property owned by them as described in the Final Memorandum,

free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Final Memorandum, any property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

(dd) neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(ee) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act;

(ff) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(gg) other than as set forth in the Final Memorandum, or as would not individually or in the aggregate have a Material Adverse Effect, the

Company and the Subsidiaries own, possess, license or have other rights to use, all patents, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) necessary for the conduct of their business as presently conducted as described in the Final Memorandum; except as described in the Final Memorandum, the Company has no knowledge of any options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are outstanding and which are required to be described in the Incorporated Documents, and, except as described in the Final Memorandum, neither the Company nor any of the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in the Incorporated Documents; none of the technology employed by the Company and the Subsidiaries has been obtained or is used or proposed to be used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or the Subsidiaries or, to the Company’s knowledge, any of their respective directors, executive officers or employees or otherwise in violation of the rights of any persons, other than any violation which would not individually or in the aggregate have a Material Adverse Effect; except as described in the Final Memorandum, to the Company’s knowledge neither the Company nor any of the Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Final Memorandum and commercializing the products under development described therein, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not individually or in the aggregate have a Material Adverse Effect; and

(hh) the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any Subsidiary or in which the Company, any Subsidiary or its products or product candidates have participated that are described in the Final Memorandum or the results of which are referred to in the Final Memorandum were and, if still pending, are being conducted in accordance with accepted medical and scientific research procedures; the descriptions in the Final Memorandum of the results of such studies and tests are accurate in all material respects and fairly present the data derived from such studies and tests (in the case of each study and test performed by outside third parties, with reference to the information regarding such studies and tests provided to the Company by such third parties), and the Company and each Subsidiary has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Final Memorandum; except to the extent disclosed in the Final Memorandum, the Company and each Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States applicable to the Company (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Final Memorandum, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any pending clinical or pre-clinical studies or tests that are described in the Final Memorandum or the results of which are referred to in the Final Memorandum.

(ii) When the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(jj) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Notes or the Exempt Resales in a manner that would require the registration under the Act of the offer or sale of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(kk) Based on the representations of the Initial Purchasers under Section 4, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement, or in connection with the Exempt Resales, to register the offer or sale of the Notes or the Shares under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

(ll) The Company satisfies all conditions for the use of a registration statement on Form S-3 to register the Notes, and the Shares issuable upon conversion of the Notes, for resale.

                    4.         Representations and Warranties of the Initial Purchasers. The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Final Memorandum, and each Initial Purchaser hereby represents and warrants to and agrees with the Company that:

(a) It will offer and sell the Notes only to persons whom it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and that, in purchasing such Notes, are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors”;

(b) It is a QIB within the meaning of Rule 144A;

(c) It has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Notes by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and

(d) With respect to offers and sales outside the United States:

(i) It understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required; and

(ii) The offer and sale of the Notes have not been registered under the Act and may not be offered or sold except in accordance with Rule 144A.

(iii) It has:

(1)	not offered or sold and, prior to the date six months after the date of issue of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(2)	only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000) (the “FSMA”) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(3)	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes and the Shares issuable upon conversions of the Notes in, from or otherwise involving the United Kingdom.

                          5.            Certain Covenants of the Company: The Company hereby agrees that:

(a) The Company will prepare the Final Memorandum in a form approved by the Initial Purchasers and will make no amendment or supplement to the Final Memorandum which shall reasonably be disapproved by the Initial Purchasers promptly after reasonable notice thereof;

(b) Promptly from time to time, the Company will take such action as the Initial Purchasers may reasonably request to qualify the Notes and the Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and will comply with such laws so as to permit the continuance of sales and dealing therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject;

(c) The Company will furnish the Initial Purchasers with as many copies of the Final Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Memorandum, the Company will notify the Initial Purchasers and upon the request of the Initial Purchasers will prepare and furnish without charge to the Initial Purchasers and to any dealer in securities as many copies as the Initial Purchasers may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date that is ninety (90) days after the date of the Final Memorandum, the Company will not sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Notes or Shares of Common Stock, any securities substantially similar to the Notes or the Common Stock, any securities that are convertible into or exchangeable for shares of Common Stock, any debt securities or any securities that are convertible into or exchangeable for the Notes or such other debt securities without the prior written consent of UBS Securities LLC, except for (i) the issuance of the Notes (or the Shares issued upon conversion thereof), (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Final Memorandum, (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Final Memorandum and (iv) compensatory grants of restricted stock or stock options, not exceeding 10,000 shares, to our consultants;

(e) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders from time to time of the Notes, the Company will furnish at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

(f) The Company will use its reasonable best efforts to cause the Notes to be eligible for trading in PORTAL;

(g) For so long as the Notes remain outstanding, the Company will furnish to the Initial Purchasers (i) copies of any reports or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed;

(h) The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Final Memorandum under the caption “Use of Proceeds”;

(i) The Company will reserve and keep available at all times free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

(j) The Company will use its reasonable best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the Nasdaq National Market;

(k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and the Exempt Resales and all other fees and expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) all costs related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the qualification of the Notes and the Shares for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchasers and to dealers (including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with such blue sky or legal investment memorandum), (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Notes to prospective investors and the Initial Purchasers’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of aircraft chartered, if any, in connection with the road show, and (viii) all other cost and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section 5(k);

(l) Neither the Company nor any Affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require their registration under the Act of the Notes;

(m) The Company will not solicit any offer to buy or make any offer or sell the Notes or the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(n) During the period of two years after the time of purchase or the additional time of purchase, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act (“Rule 144”)) to resell any of the Notes or the Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Act; and

(o) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

                          6.            Reimbursement of Initial Purchasers’ Expenses: If the Firm Notes are not delivered for any reason other than the default by one or more of the Initial Purchasers in their obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(k) hereof, reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

                    7.     Conditions of Initial Purchasers’ Obligations: The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase. The several obligations of the Initial Purchasers at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be. Additionally, the several obligations of the Initial Purchasers hereunder are subject to performance by the Company of its obligations hereunder and to the following conditions precedent:

(a) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Initial Purchasers and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Initial Purchasers, stating that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated;

(ii) (a) each of the corporate Subsidiaries, other than BioMarin Pharmaceutical Nova Scotia Company, BioMarin Pharmaceutical Delivery Nova Scotia Company, BioMarin Holdings (Nova Scotia) Company, BioMarin Acquisitions (Nova Scotia) Company, BioMarin Pharmaceutical (Canada) Inc. BioMarin Delivery Canada Inc. and Glyko BioMedical Ltd. (collectively, the “Canadian Subsidiaries”), as to which such counsel need express no opinion) has been duly incorporated and is validly existing as a corporation is in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum; (b) BioMarin/Genzyme LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware with the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum;

(iii) each of the Company and each Subsidiary (other than the Canadian Subsidiaries, BioMarin Genetics, Inc., BioMarin

Acquisition (Del.) Inc., BioMarin Holdings (Del.) Inc., and Glyko, Inc., a California corporation) is duly qualified to transact business as a foreign corporation or limited liability company, as the case may be, in the State of California and is in good standing in such jurisdiction;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (A) as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors’ rights generally, and by general equitable principles, whether applied in a proceeding at law or in equity, and (B) the rights to indemnity and contribution may be limited by applicable law;

(vi) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors’ rights generally and by general equitable principles, whether applied in a proceeding at law or in equity;

(vii) the Notes have been duly authorized, executed and delivered by the Company and when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the creditors’ rights generally, and by general equitable principles, whether applied in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture;

(viii) the Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes, and when issued upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of preemptive rights under the Delaware General Corporation Laws (the “DGCL”) or any contract, commitment or instrument to which the Company or any of the Subsidiaries is a party and which is described in the Final Memorandum or filed as an exhibit to any Incorporated

Document or identified by the Company to such counsel as material to the Company and the Subsidiaries, and such Shares, when so issued in accordance with the terms of the Indenture, will be validly issued and fully paid and nonassessable; as of March 31, 2003, the Company had authorized and outstanding shares of capital stock as set forth under the heading “Actual” in the section of the Final Memorandum titled “Capitalization”; the outstanding shares of capital stock of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) are free of preemptive rights under the DGCL or the charter of the Company; and the certificates for the Shares comply in all material respects with the requirements of the DGCL and NASDAQ;

(ix) all of the outstanding shares of capital stock of the corporate Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion), have been duly authorized and validly issued, are fully paid and non-assessable, are owned of record by the Company (except as disclosed in the Final Memorandum), are not, to such counsel’s knowledge, subject to any perfected security interest or, to such counsel’s knowledge, any other encumbrance or adverse claim; to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion) are outstanding;

(x) the statements in the Final Memorandum under the captions “Description of notes” and “Description of capital stock,” insofar as they purport to constitute a summary of legal matters, are correct summaries in all material respects.

(xi) no approval, authorization, consent or order of or filing with any federal or California governmental or regulatory commission, board, body, authority or agency with jurisdiction over the Company or the Subsidiaries is required in connection with the issuance and sale by the Company of the Notes pursuant to this Agreement, or the issuance of Shares upon conversion of the Notes pursuant to the Indenture, assuming all of such Shares are issued upon conversion of such Notes as of the date of such opinion, or the consummation of the transactions as contemplated hereby and by the Indenture, the Registration Rights Agreement and the Notes; provided, however, that such counsel need express no opinion with respect to the Act, the Exchange Act or the Trust Indenture Act of 1939 (except, in each instance, as expressly set forth herein), the state securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Initial Purchasers, Nasdaq or any approval of the SWX;

(xii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes by the Company, including the consummation of the transactions contemplated hereby and thereby, do not constitute, whether with the giving of notice or the passage of time or both, a Default Event pursuant to (A) any provision of the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion), (B) any license, permit, franchise, authorization issued to the Company or any of the Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion), or any indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion) is a party filed as an exhibit to any Incorporated Document or identified by the Company to such counsel as material to the Company or any of the Subsidiaries, as the case may be, (C) any federal or California or New York law, regulation or rule or (D) any federal or California decree, judgment or order that is applicable to the Company or any of the Subsidiaries and that is identified to such counsel by the Company as material to the Company and the Subsidiaries, other than, in the case of clause (B) such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) assuming (a) the respective representations and warranties of the Company and the Initial Purchasers contained in this Agreement are true and correct, (b) compliance by the Company and the Initial Purchasers with their respective covenants set forth herein and (c) each person who purchases Notes from the Initial Purchasers upon the initial resale of the Notes is a QIB, it is not necessary in connection with (i) the offer, sale and delivery of the Notes by the Company to the Initial Purchasers pursuant to this Agreement or (ii) the initial resales of the Notes by the Initial Purchasers in the manner contemplated in this Agreement to register the Notes or the Shares under the Act or to qualify the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note or Share;

(xiv) to such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Incorporated Documents or to be summarized or described in the Incorporated Documents which have not been so filed, summarized or described;

(xv) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is subject or of which any of their respective properties is subject, whether at law, in equity or before or by any federal or California governmental or regulatory commission, board, body, authority or agency, which are required to be described in the Final Memorandum but are not so described;

(xvi) the Incorporated Documents (except as to the financial statements, notes and schedules and other information of a financial, statistical or accounting nature contained therein or incorporated by reference, as to which such counsel need express no opinion) appear on their face to have complied as to form in all material respects, at the time such documents were filed with the Commission, with the then applicable requirements of the Exchange Act;

(xvii) the Company is not and, immediately after giving effect to the offer and sale of the Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xviii) those statements (A) in the Final Memorandum under the captions “Risk factors — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to successfully commercialize Aldurazyme would be delayed or diminished,” “Risk factors — Anti-takeover provisions in our charter documents, our stockholders’ rights plan and under Delaware law may make an acquisition of us, which may be beneficial to our stockholders, more difficult” and “Certain United States federal income tax considerations,” (B) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “10-K”) under the captions “Item 1. Description of Business — Factors that may affect future results — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished” and “Item 1. Description of Business —Factors that may affect future results — Anti-takeover provisions in our charter documents, our stockholders’ rights plan and under Delaware law may make an acquisition of us, which may be beneficial to our stockholders, more difficult,” (C) in the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2003 under the captions “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished” and “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — Anti-takeover provisions in our charter documents, our stockholders’ rights plan and under Delaware law may make an acquisition of us, which may be beneficial to the stockholders, more difficult,” and (D) in the Company’s Form 8-A filed with the Commission on July 15, 1999 pursuant to Section 12(g) of the Exchange Act under the captions “Description of Capital Stock – Common Stock,” “Description of Capital Stock – Preferred Stock” and “Description of Capital Stock – Charter and Bylaw Provisions,” to the extent such statements include descriptions of contracts, agreements or refer to statements of law or legal conclusions, are accurate in all material respects, except to the extent that such statements have been modified or amended pursuant to statements subsequently filed with the Commission in reports listed herein;

(xix) no person, other than the parties to the Registration Rights Agreement, has the right as a result of the transactions contemplated by the Registration Rights Agreement pursuant to the terms of any contract, agreement or other instrument described in the Final Memorandum or filed as an exhibit to Incorporated Document or, to such counsel’s knowledge, any other contract, agreement or instrument to which the Company is a party to have any securities issued by the Company and owned by them registered pursuant to the Act and included in the registration statement to be filed pursuant to the Registration Rights Agreement, except for such rights as have been complied with or waived;

                             In rendering any such opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Company and public officials. Such opinion may be limited solely to the application of the laws of the United States of America, the laws of the states of California and New York and the Delaware General Corporation Law. All matters relating to intellectual property and food and drug regulatory matters may be excluded from such opinion. Such opinion may be subject to such other assumptions, qualifications, limitations and definitions as are usual and customary in the rendering of such opinions in the aforementioned jurisdictions.

                            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Final Memorandum were discussed and, although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as to the extent stated, but only to the extent expressly stated, in such opinion), on the basis of the foregoing, relying as to materiality to a large extent on the representations of officers and other representatives of the Company, no fact has come to the attention of such counsel which leads them to believe that the Final Memorandum or any amendment thereto, as of the date of the Final Memorandum or the date of such amendment, and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, notes and schedules thereto and other information of a financial, statistical or accounting nature included or incorporated by reference in the Final Memorandum).

(b) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, in the case of clause (i), (ii) and (iv) below, an opinion of Stewart McKelvey Stirling Scales, Nova Scotia counsel for the Company, with respect to the Subsidiaries incorporated in Nova Scotia, Cassels Brock & Blackwell LLP, Canadian counsel for the Company, with respect to the Subsidiaries incorporated pursuant to the Canada Business Corporations Act and McCullough, O’Connor Irwin, British Columbia counsel for the Company, with respect to the Subsidiary incorporated in British Columbia; in the case of clause (iii) below, an opinion of Desjardins Ducharme Stein Monast, Quebec counsel to the Company; and in the case of clause (v) below, an opinion of Cassels Brock & Blackwell LLP, with respect to the Canadian Subsidiaries, Canadian counsel for the Company, in each case, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Initial Purchasers, stating that:

(i) each of the Canadian Subsidiaries has been duly incorporated and is validly existing as, in the case of the Subsidiaries incorporated in Nova Scotia, an unlimited company, and in the case of all other Canadian Subsidiaries, a corporation, under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum;

(ii) all of the outstanding shares of capital stock of the Canadian Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are owned of record by the Company (except as disclosed in the Final Memorandum), are not, to such counsel’s knowledge, subject to any perfected security interest or, to such counsel’s knowledge, any other encumbrance or adverse claim; to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Canadian Subsidiaries are outstanding;

(iii) BioMarin Pharmaceutical Nova Scotia Company is duly qualified to do business in the Province of Quebec;

(iv) the execution, delivery and performance of this Agreement by the Company, including the consummation of the transactions contemplated hereby and by the Final Memorandum, do not constitute, whether with the giving of notice or the passage of time or both, a Default Event pursuant to (A) any provision of the charter or bylaws or other organizational documents of the Canadian Subsidiaries; or (B) any Canadian federal or provincial law, regulation or rule; and

(v) the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes by the Company, including the consummation of the transactions contemplated hereby and thereby and by the Final Memorandum, do not constitute, whether with the giving of notice or the passage of time or both, a Default Event pursuant to (A) any provision of any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument filed as an exhibit to the Incorporated Documents and issued by any of the Canadian Subsidiaries or to which or any of the Canadian Subsidiaries is a party, or (B) any decree, judgment or order identified to such counsel by the Company as material to the Canadian Subsidiaries, other than, in the case of clause (A) such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Howrey Simon Arnold & White, LLP, such counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Initial Purchasers, stating that:

(i) such counsel (A) represents the Company in certain matters relating to intellectual property, including patents, (B) is generally familiar with the technology for which patents have been sought by or licensed to the Company for use in its business and the manner of such use, and (C) has read (I) the portions of the Final Memorandum, as they relate to patents, discussed under the captions “Risk factors — If we are unable to protect our proprietary technology, we may not be able to compete as effectively” and “Risk factors — The United States Patent and Trademark Office has issued three patents that relate to (alpha)-L-iduronidase. If we are not able to successfully challenge these patents, we may be prevented from producing Aldurazyme in the United States unless and until we obtain a license” and (II) the portions of the 10-K, as they relate to patents, discussed under the captions “Description of Business — Patents and Proprietary Rights,” (I) and (II) being hereinafter referred to as the “Patent Portions;”

(ii) based upon such counsel’s investigation, the statements in the Final Memorandum and 10-K under the Patent Portions (a) were true, correct and complete statements or summaries as of the date of the Final Memorandum and (b) are true, correct and complete statements or summaries at the time of purchase, or the additional time of purchase, as the case may be;

(iii) such counsel has reviewed the patents and patent applications filed in the U.S., and foreign counterparts thereto, that are owned by the Company, and patents and patent applications filed in the U.S., and foreign counterparts thereto, that are licensed exclusively to the Company (the “Patents”); in such counsel’s opinion, the Patents owned by the Company have been properly prepared and filed on behalf of the Company and are being diligently prosecuted by the Company; insofar as such counsel is aware, based upon its investigation, the Patents licensed to the Company have been properly prepared and filed and have been or are being diligently prosecuted by the licensor; based upon such counsel’s investigation, except as disclosed in the Final Memorandum, no other entity or individual has any right or claim to any of the Patents or inventions disclosed therein; in such counsel’s opinion, each of the Patents discloses patentable subject matter under 35 U.S.C. § 101; such counsel is unaware of any facts from which it has concluded that the Patents fail to disclose patentable subject matter under the other provisions of Title 35;

(iv) such counsel is not aware of pending or threatened legal, governmental or administrative agency proceedings relating to Patents, except as described in the Final Memorandum;

(v) according to the records of such counsel, the Company is the licensee of, or is listed in the records of the appropriate Patent Office(s) as the owner of record of, the Patents listed on the attachment to the such counsel’s opinion; for inventions that are the subject of Patents owned by the Company, the Company has obtained an assignment of all right, title and interest from all inventors that have been identified to such counsel and is the owner of all right, title and interest in such Patents;

(vi) except as set forth in the Final Memorandum under the caption “Risk factors,” such counsel has not become aware, after investigation, that the Company is infringing or otherwise violating any patents of others, nor has such counsel become aware, after investigation, of any patent rights of third parties that could reasonably be expected to affect materially the ability of the Company to conduct its business as described in the Final Memorandum and 10-K (including commercialization of products under development of which such counsel is aware);

(vii) to the knowledge of such counsel, after investigation, the Company owns or possesses the right to use its issued patents and the issued patents licensed exclusively to the Company to exclude others from conducting the business now being proposed to be conducted by the Company, as described in the Final Memorandum and 10-K and as encompassed by the claims of the such issued patents; such counsel expresses no business opinion as to the ability of the Company to commercialize products; and

(viii) such counsel has no reason to believe that the information in the Patent Portions, as of the date of the Final Memorandum, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the time of purchase, or the additional time of purchase, as the case may be, the information in the Patent Portions contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, dated the time of purchase or the additional time of purchase, as the case may be, in form reasonably satisfactory to the Initial Purchasers, stating that:

(i) The statements of federal law or regulation, contained in (A) the 10-K, under the captions “Description of Business — Overview,” “Description of Business — Recent Developments — FDA issues complete response letter,” “Description of Business — Unanimous FDA advisory committee recommendations, “Description of Business — Aldurazyme,” “Description of Business — Neutralase,” “Description of Business — Aryplase,” “Description of Business — Other Product Development Programs,” “Description of Business — Manufacturing,” “Description of Business — Government Regulation,” “Description of Business — Factors that may affect future results — — If we fail to obtain regulatory approval to commercially manufacture or sell any of our future drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products, our potential for generating positive cash flow will be diminished and the capital necessary to fund our operations will be increased,” “Description of Business — Factors that may affect future results — To obtain regulatory approval to market our products, preclinical studies and costly and lengthy clinical trials will be required and the results of the studies and trials are highly uncertain,” “Description of Business — Factors that may affect future results — The fast track designation for our product candidates may not actually lead to a faster review process and a delay in the review process or approval of our products will delay revenue from the sale of the products and will increase the capital necessary to fund these programs,” “Description of Business — Factors that may affect future results — We will not be able to sell our products if we fail to comply with manufacturing regulations,”

“Description of Business — Factors that may affect future results — If we fail to obtain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenue will be reduced,” “Description of Business — Factors that may affect future results — If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, the sale of our drugs would be adversely affected or there may be no commercially viable markets for our products;” (B) the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2003, under the captions “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview,” “Part I. Financial Information —Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we fail to obtain regulatory approval to commercially manufacture or sell any of our future drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products, our potential for generating positive cash flow will be diminished and the capital necessary to fund our operations will be increased,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — To obtain regulatory approval to market our products, preclinical studies and costly and lengthy clinical trials will be required and the results of the studies and trials are highly uncertain,” “Part I. Financial Information —Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — The fast track designation for our product candidates may not actually lead to a faster review process and a delay in the review process or approval of our products will delay revenue from the sale of the products and will increase the capital necessary to fund these programs,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — We will not be able to sell our products if we fail to comply with manufacturing regulations,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we fail to obtain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenue will be reduced,” and “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, the sales of our drugs would be adversely affected or there may be no commercially viable markets for our products;” (C) the Final Memorandum, under the captions “Offering memorandum summary — Business Overview,” “Offering memorandum summary — Recent Developments,” “Offering memorandum summary —

Aldurazyme,” “Offering memorandum summary — Neutralase,” “Offering memorandum summary — Aryplase,” “Offering memorandum summary — Other product development programs,” “Offering memorandum summary — Our Strategy,” “Risk factors—If we fail to obtain or maintain regulatory approval to commercially manufacture or sell our drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products, our potential for generating positive cash flow will be diminished and the capital necessary to fund our operations will be increased,” “Risk factors—To obtain regulatory approval to market our products, preclinical studies and costly and lengthy clinical trials will be required and the results of the studies and trials are highly uncertain,” “Risk factors—The fast track designation for our product candidates may not actually lead to a faster review process and a delay in the review process or approval of our products will delay revenue from the sale of the products and will increase the capital necessary to fund these programs,” “Risk factors—We will not be able to sell our products if we fail to comply with manufacturing regulations,” “Risk factors—If we fail to obtain or maintain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenue will be reduced,” “Risk factors—If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, the sales of our drugs would be adversely affected or there may be no commercially viable markets for our products;” (D) the Company’s Current Reports on Form 8-K incorporated by reference in the Final Memorandum; and (E) other references in the Final Memorandum, the Form 10-Q for the period ending March 31, 2003, the Company’s Current Reports on Form 8-K incorporated by reference in the Final Memorandum and the 10-K to U.S. Food and Drug Administration regulation of pharmaceutical products, (A), (B), (C), (D) and (E) being collectively referred to herein as the “Regulatory Portion,” are, in all material respects, correct and accurate statements or summaries of applicable federal law and regulation, subject to the qualifications set forth therein,

(ii) nothing has come to such counsel’s attention which has caused such counsel to believe that the information included or incorporated by reference in the Regulatory Portion of the Final Memorandum, as of its date and at the time of purchase, or the additional time of purchase, as the case may be, or the 10-K, as of the date it was filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and

(iii) to the best of such counsel’s knowledge, the Company’s business, as currently conducted and solely as described in the Final Memorandum and 10-K does not violate the Federal Food, Drug and Cosmetic Act, the Public Health Service Act or any FDA rule or regulation, and, to the best of such counsel’s knowledge, there are no FDA judicial or administrative proceedings pending or threatened against the Company.

(e) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Initial Purchasers, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Notes by the Company, the Final Memorandum (together with any supplement thereto) and other related matters as the Initial Purchasers may require.

(f) You shall have received from KPMG letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Initial Purchasers in the forms heretofore approved Dewey Ballantine LLP, counsel for the Initial Purchasers.

(g) No amendment or supplement to either the Preliminary Memorandum or the Final Memorandum, or any document which upon filing with the Commission would be incorporated by reference in either Memorandum, shall at any time have been made or filed to which you have objected in writing;

(h) At the time of purchase or the additional time of purchase, as the case may be, the Final Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development reasonably likely to result in a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries;

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by two of the Company’s executive officers to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (h) and (i) of this Section 7 have been met;

(k) You shall have received a certificate of the Chief Financial Officer and Principal Financial and Accounting Officer of the Company, dated the date of the time of purchase or the additional time of purchase, as applicable, in the form attached as Exhibit C hereto, respecting the Company’s compliance, both prior to and after giving effect to the transactions contemplated hereby, with certain agreements and instruments respecting outstanding indebtedness of the Company and the Subsidiaries;

(l) You shall have received copies, duly executed by the Company and the other parties thereto (other than the Initial Purchasers, if applicable), of the Registration Rights Agreement and the Indenture;

(m) Each executive officer and director of the Company shall have entered into Lock-Up Agreements in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-Up Agreement shall have been delivered to you and shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be;

(n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request;

(o) The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase; and

(p) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

8. Termination: The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of you or any group of Initial Purchasers which has agreed to purchase in the aggregate at least 50% of the Firm Notes, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Final Memorandum, there has been any material adverse change, financial or otherwise (other than as specifically described in the Final Memorandum), in the operations, business, condition or prospects of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Initial Purchasers, make it impracticable to market the Notes or (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or NASDAQ, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Initial Purchasers, to make it impracticable to market the Notes.

         If you or any group of Initial Purchasers elects to terminate this Agreement as provided in this Section 8, the Company and each other Initial Purchaser shall be notified promptly by letter or telegram from such terminating Initial Purchaser.

         If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 9 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         9.      Indemnity by the Company and the Initial Purchasers:

         (a)     The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its directors and officers, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Initial Purchaser Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Initial Purchaser Indemnified Party may incur under the Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from and in conformity with information furnished in writing by or on behalf of any Initial Purchaser to the Company expressly for use therein; provided however, that this indemnity agreement with respect to any Preliminary Memorandum or amended Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, damage, expense, liability or claim purchased the Notes which is the subject thereof if the Final Memorandum corrected any such alleged untrue statement or omission and if such Initial Purchaser failed to send or give a copy of the Final Memorandum to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 5(c) hereof.

         (b)     Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Initial Purchaser to the Company expressly for use in any Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information.

         (c)     If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent materially prejudiced by such omission. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such

Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

         (d)     If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of Initial Purchasers’ discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Initial Purchasers. The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

         (e)     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)     The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Initial Purchasers contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Company, of any investigation made by on behalf of any Initial Purchaser, its directors or officers or any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Initial Purchasers agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the issuance and sale of the Notes, or in connection with any Memorandum.

         10.     Effectiveness; Increase in Initial Purchasers’ Commitments:  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         Subject to Sections 7 and 7(p), if, at the time of purchase, or the additional time of purchase, as the case may be, any Initial Purchaser shall default in its obligation to take up and pay for the Notes to be purchased by it at such time hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7(p) hereof) and if the aggregate principal amount of Notes which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for at such time does not exceed ten percent (10%) of the total aggregate principal amount of Notes to be purchased at such time, the non-defaulting Initial Purchasers shall take up and pay for (in addition to the aggregate number of Notes they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Initial Purchasers at such time, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Initial Purchaser or Initial Purchasers in such amount or amounts as you may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Firm Notes set opposite the names of such non-defaulting Initial Purchasers in Schedule A.

         Without relieving any defaulting Initial Purchaser from its obligations here-under, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval).

         If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five (5) business days in order that any necessary changes in the Final Memorandum and other documents may be effected.

         The term “Initial Purchasers” as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 10 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A.

         If, at the time of purchase, the aggregate principal amount of Firm Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds ten percent (10%) of the total principal amount of Firm Notes which all Initial Purchasers agreed to purchase hereunder, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five (5) business day period stated above for the purchase of all the Firm Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Initial Purchaser and without any liability on the part of any non-defaulting Initial Purchaser to the Company. If, at the additional time of purchase, the aggregate principal amount of Additional Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds ten (10%) of the total principal amount of Additional Notes which all Initial Purchasers agreed to purchase hereunder, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Notes or (b) purchase not less than the principal amount of Additional Notes that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         11.     Information Furnished by the Initial Purchasers.  The statements set forth in the penultimate paragraph of the text under the caption “Plan of Distribution” in the Final Memorandum, insofar as such statements relate to stabilization, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 3 and 9 hereof.

         12.     Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         13.     Notices:  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to c/o UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department, facsimile no. (713) [____], with a copy to (for informational purposes only): Attention: Legal Department, facsimile no. (212) 821-4042 and 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Syndicate Department, facsimile no. (203) [____], with a copy to (for informational purposes only): Attention: Legal Department, facsimile no. (203) 719-0683, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 371 Bel Marin Keys Boulevard, Suite 210, Novato, California, 94949, Attention: Louis Drapeau, Chief Financial Officer.

         14.     Governing Law and Construction:  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

         15.     Parties at Interest:  The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

         16.     Counterparts:  This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

         17.     Successors and Assigns:  This Agreement shall be binding upon the Initial Purchasers and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Initial Purchasers’ respective businesses and/or assets.

         18.     Submission to Jurisdiction:  Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers. THE COMPANY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

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         If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

BIOMARIN PHARMACEUTICAL INC.

		By:	FREDRIC D. PRICE

Name: Fredric D. Price
Title: Chairman and Chief Executive Officer

Accepted and agreed to as of the date first above written on behalf of itself and the other Initial Purchasers named in Schedule A hereto:

UBS SECURITIES LLC

By:	/s/ SAGE KELLY

Name: Sage Kelly
Title: Executive Director

By:	/s/ ROSS DEDEYN

Name: Ross DeDeyn
Title: Associate Director

SCHEDULE A

Initial Purchasers	Principal Amount of Firm Notes
UBS SECURITIES LLC	$100,000,000
CIBC WORLD MARKETS CORP	25,000,000

Total	$125,000,000

EXHIBIT A

Name	Jurisdiction of Incorporation

Glyko, Inc.	Delaware
Glyko, Inc.	California
Glyko Biomedical Ltd.	British Columbia
BioMarin Pharmaceutical (Canada) Inc.	Canada
BioMarin Acquisition (Del.) Inc.	Delaware
BioMarin Acquisition (Nova Scotia) Company	Nova Scotia, Canada
BioMarin Delivery Canada Inc.	Canada
BioMarin Enzymes Inc.	Delaware
BioMarin Genetics, Inc.	Delaware
BioMarin/Genzyme LLC	Delaware
BioMarin Holdings (Del.) Inc.	Delaware
BioMarin Holdings (Nova Scotia) Company	Nova Scotia, Canada
BioMarin Pharmaceutical Nova Scotia Company	Nova Scotia, Canada
BioMarin Pharmaceutical Delivery Nova Scotia Company	Nova Scotia, Canada

EXHIBIT B

BIOMARIN PHARMACEUTICAL INC.

June __, 2003

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

         This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”) to be entered into by and among BioMarin Pharmaceutical Inc. (the “Company”) and you, as initial purchaser, with respect to the offering without registration under the Securities Act of 1933, as amended, in reliance on Rule 144A thereto (the “Offering”), of Convertible Subordinated Notes due 2008 (the “Notes”).

         In order to induce you to enter into the Purchase Agreement, the undersigned agrees that for a period of 90 days after the date of the final offering memorandum relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale of the Notes and Common Stock issuable upon conversion of the Notes pursuant to the Purchase Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement, or (d) sales of Common Stock pursuant to the terms of planned sale arrangements implemented pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, provided that undersigned entered into such plan prior to June 10, 2003. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, lineal descendant, father, mother, brother or sister of the undersigned.

         In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final offering memorandum relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

         This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the Purchase Agreement is terminated, for any reason, prior to the time of purchase (as defined in the Purchase Agreement) or (iii) on July 31, 2003 if the Purchase Agreement is not signed before that date.

Yours very truly,

Name:

B-2

EXHIBIT C

CHIEF FINANCIAL OFFICERS’ CERTIFICATE

         I, Louis Drapeau, Vice President, Finance, Chief Financial Officer and Principal Financial and Accounting Officer of BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), hereby certify that:

         (i)      I am familiar with the terms of (a) the Master Security Agreement dated December 15, 2001, between General Electric Capital Corporation and the Company, as amended December 15, 2001 and December 31, 2001 and the promissory notes entered into pursuant to such Master Security Agreement and (b) any and all other agreements relating to the indebtedness of the Company and the Subsidiaries outstanding on the date hereof (with regard to clauses (a) and (b) above, each as may be amended as of the date hereof, collectively, the “Debt Agreements”). For the purpose of this certificate, I have reviewed in particular the covenants contained in the Debt Agreements and the events of default provided for by the Debt Agreements.

         (ii)      On the date hereof, there exists no event of default or event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

         (iii)      Neither the issuance by the Company of up to $150,000,000 aggregate principal amount of the Notes pursuant to the Purchase Agreement (assuming exercise in full of the Initial Purchasers’ option to purchase additional Notes), nor the issuance by the Company of Common Stock upon conversion of the Notes will result in an event of default or an event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

         Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

C-1